As filed with the Securities and Exchange Commission
on March __, 2010.
                                   Registration No. ___-_____
=============================================================

      UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-8

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               DYNASIL CORPORATION OF AMERICA
   (Exact name of registrant as specified in its charter)

          Delaware                             22-1734088
   (State or other jurisdiction of           (IRS Employer
     incorporation or organization)        Identification No.)

                       385 Cooper Road
                    West Berlin, NJ 08091
                       (856) 767-4600
          (Address of Principal Executive Offices)

                  2010 STOCK INCENTIVE PLAN
                  (Full title of the plan)

                       Craig T. Dunham
            President and Chief Executive Officer
               Dynasil Corporation of America
                       385 Cooper Road
                    West Berlin, NJ 08091
                       (856) 767-4600
  (Name, address, telephone number, including area code, of
                     agent for service)
                       with a copy to:
                    Gerald Chalphin, Esq.
                 427 E. Mt. Pleasant Avenue
                   Philadelphia, PA 19119
                       (215) 248-1113
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer  __        Accelerated filer         __

Non-accelerated filer    __        Smaller reporting company xx
                                                             --

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               CALCULATION OF REGISTRATION FEE


                          Proposed
 Title of                 Maximum     Proposed
Securities   Amount to    Offering     Maximum    Amount of
  to be         be       Price Per    Offering   Registration
Registered  Registered    Share(1)      Price       Fee
----------  ----------   ----------  ----------  ------------
  Common
  Stock,    6,000,000(2)   $2.58     $15,480,000  $1,103.72
$.0005 par
  value

TOTAL REGISTRATION FEE           $___.00

(1) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $2.58 per share (the average of the bid and asked prices of the Registrant's common stock as reported on the OTC Bulletin Board on March 18, 2010 for the 6,000,000 shares reserved for issuance under the 2010 Stock Incentive Plan.

(2) Shares to be issued pursuant to the Dynasil Corporation of America 2010 Stock Incentive Plan.

PART II--INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement and are deemed to be a part hereof from the date of filing such documents by Dynasil Corporation of America (the "Corporation"):

(a)  Our Annual Report on Form 10-K for the fiscal year ended
September 30, 2009 filed with the SEC on December 23, 2009

(b) Our proxy statement dated January 6, 2010, filed with the SEC on January 5, 2010

(c) Our other reports filed under the Exchange Act with the SEC since December 23, 2009.

(d) Our proxy statement dated January 2, 2008 filed with the SEC on January 4, 2008.

(e) All documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The by-laws of the Company provide that every person who is or was a director or officer of the Company shall be indemnified by the Company to the fullest extent permitted by the Delaware General Corporation Law. Under that statute, the Company may not indemnify directors or officers for breaches of the directors' or officers' duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the unlawful payments of dividends or unlawful stock repurchases or redemptions or transactions in which the director or officer derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

Exhibit Number                   Description

4.1                              Dynasil    Corporation    of
                                 America 2010 Stock Incentive
                                 Plan*

5.1                              Opinion  of Gerald Chalphin,
                                 Esq.*

23.1                             Consent of Haefele, Flanagan
                                 &   Co.,  p.c.,  Independent
                                 Public Accountants*

23.2                             Consent  of Gerald Chalphin,
                                 Esq.  (included  in  Exhibit
                                 5.1 above).

24.1                             Power of Attorney*

*filed herewith

ITEM 9. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any propectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Berlin, State of New Jersey on March __, 2010.

                              DYNASIL CORPORATION OF AMERICA

                              By: /s/ Craig T. Dunham
                                   Name: Craig T. Dunham
                                   Title: President and Chief
                                          Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or post-effective amendment thereto, has been signed below by the following persons in the capacities and on the date indicated.

    Signature               Title                 Date
/s/ Craig T.          President, Chief      March __, 2010
Dunham                Executive Officer
Craig T. Dunham       and Director
                                            March __, 2010
/s/ Richard A.        Chief Financial
Johnson*              Officer
Richard A.                                  March __, 2010
Johnson
                      Chairman of the
s/s Peter Sulick*     Board of              March __, 2010
Peter Sulick          Directors

/s/ James                                   March __, 2010
Saltzman*             Vice-Chairman of
James Saltzman        the Board of
                      Directors             March __, 2010
/s/ Cecil
Ursprung*
Cecil Ursprung        Director              March __, 2010

s/s Gerald
Entine*               President, RMD        March __, 2010
Gerald Entine         Research and
                      Director
s/s Michael
Joyner*
Michael Joyner        Director

s/s David
Kronfeld*             Director
David Kronfeld

* pursuant to Power of Attorney

EXHIBIT INDEX
Item 8. Exhibits.

Exhibit Number                   Description

4.1                              Dynasil    Corporation    of
                                 America 2010 Stock Incentive
                                 Plan

5.1                              Opinion  of Gerald Chalphin,
                                 Esq.

23.1                             Consent of Haefele, Flanagan
                                 &   Co.,  p.c.,  Independent
                                 Public Accountants

23.2                             Consent  of Gerald Chalphin,
                                 Esq.  (included  in  Exhibit
                                 5.1 above).

24.1                             Power of Attorney